EXHIBIT 24.1
HORIZON GLOBAL CORPORATION
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Horizon Global Corporation, a Delaware corporation (the “Registrant”), hereby constitutes and appoints Terrence G. Gohl, Dennis E. Richardville and Jay Goldbaum, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, and issuance of shares of the Registrant’s common stock, $0.01 par value per share, pursuant to the Horizon Global Corporation 2020 Equity and Incentive Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of June 2020:

/s/ Terrence G. Gohl Terrence G. Gohl President, Chief Executive Officer and Director	/s/ Dennis E. Richardville Dennis E. Richardville Chief Financial Officer
/s/ Matthew J. Meyer Matthew J. Meyer Chief Accounting Officer	/s/ John C. Kennedy John C. Kennedy Chair of the Board
/s/ Frederick A. "Fritz" Henderson Frederick A. "Fritz" Henderson Director	/s/ Ryan L. Langdon Ryan L. Langdon Director
/s/ Brett N. Milgrim Brett N. Milgrim Director	/s/ Debra S. Oler Debra S. Oler Director
/s/ Mark D. Weber Mark D. Weber Director	/s/ Harry J. Wilson Harry J. Wilson Director